EXHIBIT 99.1

News
Release

Contact: Robert Copple

For Immediate Release...

CINEMARK USA, INC. REPORTS RESULTS FOR THE FOURTH QUARTER AND YEAR ENDED
DECEMBER 31, 2004

     Plano, TX, March 29, 2005 – Cinemark USA, Inc., a leader in the motion picture exhibition industry, today reported results for the fourth quarter and year ended December 31, 2004.

     Cinemark USA, Inc.’s revenues for the fourth quarter ended December 31, 2004 increased 2.4% to $256.0 million from $249.9 million for the fourth quarter ended December 31, 2003. Operating income for the fourth quarter of 2004 was $34.0 million compared to $36.3 million for the fourth quarter of 2003. Net income for the fourth quarter of 2004 was $12.8 million compared to net income of $16.3 million for the fourth quarter of 2003. Earnings before interest, taxes, depreciation, amortization and other non-cash expenditures (Adjusted EBITDA) for the fourth quarter of 2004 decreased 3.1% to $55.3 million from $57.1 million for the fourth quarter of 2003.

     For the year ended December 31, 2004, revenues increased 7.7% to $1,024.2 million from $950.9 million for the year ended December 31, 2003. Excluding stock option compensation and change of control expenses of $32.0 million recorded as a result of the Recapitalization of the Company’s parent, Cinemark, Inc. (“the Recapitalization Charges”), operating income for the year ended December 31, 2004 was $153.9 million in comparison with operating income of $135.7 million for the year ended December 31, 2003. Adjusted EBITDA, excluding the Recapitalization Charges, for the year ended December 31, 2004 increased 9.8% to $231.6 million from $211.0 million for the year ended December 31, 2003. Net income, excluding the Recapitalization Charges net of taxes, for the year ended December 31, 2004 was $63.8 million compared to net income of $44.7 million for the year ended December 31, 2003. Net income for the year ended December 31, 2004, including the Recapitalization Charges, was $44.6 million.

     Cinemark USA, Inc. continues to be a leader in the development of stadium seating theatres. During 2004, the Company opened 17 new theatres with 175 screens and added four screens to existing theatres. During 2004, the Company sold its United Kingdom subsidiary (two theatres) and its Interstate Theatres subsidiary (eleven theatres). The results of operations for these theatres and the gain (loss) on sale of these theatres are presented as discontinued operations for all periods presented. At December 31, 2004, the Company’s screen count was 3,172, with theatres in the United States, Canada, Mexico, Argentina, Brazil, Chile, Ecuador, Peru, Honduras, El Salvador, Nicaragua, Costa Rica, Panama and Colombia. As of December 31, 2004, the Company had commitments to open 23 new theatres with 227 screens scheduled to open in 2005 and thereafter.

     The Company intends that this press release be governed by the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995 (the “PSLR Act”) with respect to statements that may be deemed to be forward-looking statements under the PSLR Act. Such forward-looking statements may include, but are not limited to, the Company and any of its subsidiaries’ long-term theatre strategy. Actual results could differ materially from those indicated by such forward-looking statements due to a number of factors.

     The Company, headquartered in Plano, TX, has a website at www.cinemark.com where customers can view showtimes and purchase tickets.

Cinemark USA, Inc.
Financial and Operating Summary
For the Three Months Ended and Year Ended December 31, 2004 and 2003
(in thousands)

	Three months ended		Year ended
	December 31,		December 31,
	2004	2003	2004	2003
Statement of Income data (1):
Theatre revenues	$255,952	$249,899	$1,024,242	$950,872
Costs and expenses:
Film rentals and advertising	87,288	84,900	348,816	324,902
Concession supplies	13,359	12,777	53,761	49,640
Facility lease expense	32,430	30,578	126,643	119,517
Other theatre operating expenses	54,234	53,687	216,049	208,031
General and administrative expenses	14,416	13,003	51,550	44,186
Stock option compensation and change of control expenses related to the Recapitalization	—	—	31,995	—
Depreciation, amortization and impairment of long-lived assets	18,012	19,080	68,718	70,135
(Gain) loss on sale of assets and other	2,215	(443)	4,851	(1,202)

Total costs and expenses	221,954	213,582	902,383	815,209

Operating income	33,998	36,317	121,859	135,663
Interest expense (2)	11,004	12,345	45,403	54,163
Other (income) expense	(65)	561	8,456	8,970

Income from continuing operations before income taxes	23,059	23,411	68,000	72,530
Income taxes	13,204	7,357	27,030	25,041

Income from continuing operations	9,855	16,054	40,970	47,489
Income (loss) from discontinued operations, net of taxes	2,917	231	3,584	(2,740)

Net income	$12,772	$16,285	$44,554	$44,749

Other Financial Data:
Adjusted EBITDA (3)	$55,303	$57,090	$231,640	$210,980
Adjusted EBITDA margin (4)	21.5%	22.5%	22.5%	22.1%
Balance Sheet Data:
Cash and cash equivalents			$100,228	$107,319
Theatre properties and equipment, net			785,595	775,880
Total assets			1,001,565	960,746
Long-term debt, including current portion			626,944	658,431
Shareholder’s equity			168,835	76,843
Other Operating Data (1):
Attendance (patrons)	42,092	42,905	179,341	173,134

Cinemark USA, Inc.
Reconciliation of Adjusted EBITDA to Net Income
For the Three Months Ended and Year Ended December 31, 2004 and 2003
(in thousands)

	Three months ended		Year ended
	December 31,		December 31,
	2004	2003	2004	2003
Net income	$12,772	$16,285	$44,554	$44,749
Income taxes	13,204	7,357	27,030	25,041
Interest expense (2)	11,004	12,345	45,403	54,163
Other (income) expense	(65)	561	8,456	8,970
(Income) loss from discontinued operations, net of taxes	(2,917)	(231)	(3,584)	2,740

Operating income	33,998	36,317	121,859	135,663
Add: Depreciation, amortization and impairment of long-lived assets	18,012	19,080	68,718	70,135
Add: (Gain) loss on sale of assets and other	2,215	(443)	4,851	(1,202)
Add: Deferred lease expenses (5)	798	967	2,397	4,475
Add: Stock option compensation and change of control expenses related to the Recapitalization	—	—	31,995	—
Add: Amortized compensation — stock options (6)	—	258	145	1,080
Add: Adjusted EBITDA — discontinued operations (3)(7)	280	911	1,675	829

Adjusted EBITDA (3)	$55,303	$57,090	$231,640	$210,980

(1)	Statement of income data and other operating data exclude the results of the Company’s two United Kingdom theatres and eleven Interstate theatres for all periods presented, as these theatres were sold in 2004. The results of operations for these theatres are presented as discontinued operations.

(2)	Includes amortization of debt issue costs and excludes capitalized interest.

(3)	Adjusted EBITDA as calculated in the chart above represents net income before income taxes, interest expense, other (income) expense, (income) loss from discontinued operations, depreciation, amortization and impairment of long-lived assets, (gain) loss on sale of assets and other, changes in deferred lease expense, accrued and unpaid compensation expense relating to any stock option plans, stock option compensation and change of control expenses related to the Recapitalization and Adjusted EBITDA of discontinued operations. Adjusted EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net income or operating income as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. The calculation of Adjusted EBITDA is consistent with the definition of EBITDA in our senior subordinated notes indentures. We have included Adjusted EBITDA because we believe it provides management and investors with additional information to measure our performance and liquidity, estimate our value and evaluate our ability to service debt. In addition, we use Adjusted EBITDA for incentive compensation purposes.

(4)	Adjusted EBITDA margin is calculated using Adjusted EBITDA excluding the Adjusted EBITDA for discontinued operations divided by revenues.

(5)	Non-cash expense included in facility lease expense.

(6)	Non-cash expense included in general and administrative expenses.

(7)	Reflects Adjusted EBITDA for our United Kingdom theatres and our Interstate theatres, which were sold during 2004 and classified as discontinued operations.

For more information contact:
Robert Copple, Chief Financial Officer
(972) 665-1000